EXHIBIT 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

July 12, 2004

M.D.C. Holdings, Inc.
3600 S. Yosemite Street, Suite 900
Denver, CO 80237

Re:     M.D.C. Holdings, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on the date hereof. The Registration Statement covers the offering and issuance from time to time by the Company of up to $1,000,000,000 aggregate offering price of the following: (i) one or more series of its debt securities which may take the form of Senior Notes, Senior Subordinated Notes or Junior Subordinated Notes (collectively, the “Debt Securities”), which may be guaranteed by the co-registrants named in the Registration Statement; (ii) shares of its Preferred Stock, par value $.01 per share (the “Preferred Stock”); or (iii) shares of its Common Stock, par value $.01 per share (the “Common Stock”).

     All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

M.D.C. Holdings, Inc.
July 12, 2004

     In connection with this opinion, we have examined the following documents:

     (1) The Certificate of Incorporation of the Company, as amended to date (the “Certificate”);

     (2) The Bylaws of the Company, as amended to date (the “Bylaws”);

     (3) The Form of Senior Indenture (and form of Senior Notes to be issued thereunder) incorporated by reference as an exhibit to the Registration Statement;

     (4) The Form of Senior Subordinated Indenture (and form of Senior Subordinated Notes to be issued thereunder) incorporated by reference as an exhibit to the Registration Statement;

     (5) The Form of Junior Subordinated Indenture (and form of Junior Subordinated Notes to be issued thereunder) incorporated by reference as an exhibit to the Registration Statement;

     (6) Resolutions adopted by the Board of Directors or a duly authorized committee thereof (the “Board”) of the Company relating to the Registration Statement, certified as of a recent date by an officer of the Company (the “Resolutions”);

     (7) Such other records of the corporate proceedings of the Company that we considered necessary or appropriate for the purpose of rendering this opinion;

     (8) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

     (9) Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

M.D.C. Holdings, Inc.
July 12, 2004

     On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

     1. Each series of the Debt Securities in substantially the form contained in (as appropriate) the Form of Senior Indenture, the Form of Senior Subordinated Indenture or the Form of Junior Subordinated Indenture, respectively (each an “Indenture”) will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, if and when: (i) the Registration Statement, as amended (including any necessary post-effective amendments) shall have become effective under the Act and provided that no stop order shall have been issued by the SEC relating thereto; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (iii) the Board of the Company shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; (iv) such series of Debt Securities shall have been duly created by an Authorizing Resolution (as defined in the applicable Indenture) or a duly executed and delivered supplemental indenture, pursuant to the applicable Indenture; (v) the Indenture relating to such series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939 and shall have been duly executed and delivered pursuant to the terms of such Indenture; and (vi) such Debt Securities shall have been duly executed, authenticated and issued as provided in the applicable Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

M.D.C. Holdings, Inc.
July 12, 2004

     2. The Preferred Stock shall be validly issued, fully paid and nonassessable if and when (i) the Registration Statement, as amended (including any necessary post-effective amendments) shall have become effective under the Act and provided that no stop order shall have been issued by the SEC relating thereto; (ii) a prospectus supplement with respect to the Preferred Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (iii) the Board of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Preferred Stock as contemplated by the Registration Statement; (iv) the Preferred Stock shall have been issued as provided in such resolutions of the Board; and (v) certificates representing the Preferred Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the any applicable purchase or underwriting agreement, if any.

     3. The Common Stock will be validly issued, fully paid and nonassessable if and when (i) the Registration Statement, as amended (including any necessary post-effective amendments) shall have become effective under the Act and provided that no stop order shall have been issued by the SEC relating thereto; (ii) a prospectus supplement with respect to the Common Stock shall have been filed with the SEC in compliance with the Act and the rules and regulations thereunder; (iii) the Board of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement; (iv) the Common Stock shall have been issued as provided in such resolutions of the Board; and (v) certificates representing the Common Stock shall have been duly executed and delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the any applicable purchase or underwriting agreement, if any.

     For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of each series of Debt Securities, the Preferred Stock and the Common Stock, as the case may be: (a) the authorization thereof

M.D.C. Holdings, Inc.
July 12, 2004

by the Board of the Company shall not have been modified or rescinded; (b) no change in law affecting the validity, legally binding character or enforceability of the authorization by the Board of the Company shall have occurred; (c) in the case of each series of the Debt Securities, the form of the applicable Indenture (including, without limitation, the form of the Debt Securities to be issued thereunder) shall not have been modified; (d) in the case of each series of Debt Securities, the Debt Securities have been issued in accordance with the applicable Indenture which constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (e) upon the issuance of the Debt Securities, the amount of Debt Securities outstanding does not exceed the amount authorized by the Board; (f) upon issuance of the Preferred Stock, the total number of shares of Preferred Stock issued and outstanding will not exceed the number of shares of Preferred Stock that the Company is then authorized to issue; (g) upon issuance of the Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company is then authorized to issue; (h) the Certificate of the Company shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect; and (i) the authorizations by the Board of the Company will be made in accordance with the Certificate, the Bylaws, the Resolutions and the DGCL.

     The opinions expressed herein are limited to the laws of the States of Colorado and New York (as such opinions relate to the Debt Securities only), and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

M.D.C. Holdings, Inc.
July 12, 2004

     The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

HOLME ROBERTS & OWEN LLP

By:	/s/ Garth B. Jensen

Garth B. Jensen Partner